Exhibit 4.2

Registration Rights Agreement

By and Between

Bottomline Technologies (De), Inc.

and

Bank of America, N.A.

Dated

September 14, 2009

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 14, 2009, by and between BOTTOMLINE TECHNOLOGIES (DE), INC., a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A. a national banking association (the “Holder”).

This Agreement is made pursuant to that certain Asset Purchase Agreement, dated as of August 5, 2009 by and among the Company and Bank of America, N.A (the “Purchase Agreement”) and that certain Common Stock Purchase Warrant issued by the Company to the Holder dated as of September 14, 2009 (the “Warrant”).

The Company and the Holder hereby agree as follows:

1. Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 8(e) hereof.

“Capital Stock” means the Company’s Common Stock and any other class of securities which the Common Stock is converted into or any other securities created by the Company in the future.

“Commission” means the Securities and Exchange Commission.

“Corporate Development” means a pending corporate development with respect to the Company that the Company, based upon a reasonable determination of its Board of Directors, believes is reasonably likely to  be material and that, in the determination of the Company, based upon a reasonable determination of its Board of Directors, makes it, to a material extent,  not in the best interests of the Company to (i) file the Registration Statement or (ii) allow continued availability of the Registration Statement or Prospectus, as applicable.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 5(c) hereof.

“Losses” shall have the meaning set forth in Section 5(a) hereof.

“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Principal Market” shall mean the Nasdaq Global Market or such other national securities exchange or other nationally recognized trading system on which the Company’s Common Stock is listed at the relevant time.

“Proceeding” shall mean any action, suit, proceeding, claim, arbitration or investigation before any governmental entity or before any arbitrator.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Request” shall have the meaning set forth in Section 2(a) hereof.

“Registrable Securities” means (i) any Capital Stock issued or issuable to the Holder pursuant to the Warrant, (ii) any Capital Stock issued or issuable with respect to the Capital Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Capital Stock held by holders of Capital Stock described in clauses (i) or (ii) above; provided, however, that shares of Capital Stock which are Registrable Securities shall cease to be Registrable Securities (A) upon any sale pursuant to a registration statement under the Securities Act or (B) upon any sale or transfer to any manner to a Person or entity which is not entitled, pursuant to Section 8(h), to the rights under this Agreement.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(b), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Trading Day” shall mean a day on which the Principal Market is open for trading.

2. Shelf Registration.

(a) Upon a request by Holders of a majority of the Registrable Securities delivered at any time on or after the date which is ninety (90) days prior  the first anniversary of the Closing Date (a “Registration Request”), the Company shall prepare and file with the Commission as promptly as reasonably possible a “Shelf” Registration Statement covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, it being the intent of the parties that if the Registration Request is made at least forty-five (45) days  prior  the first anniversary of the Closing Date, that Company shall use its Reasonable Best Efforts to have it declared effective by the first anniversary of the Closing Date.  The Registration Statement shall be on Form S-3 (unless the Company is not then eligible to register the Registrable Securities for resale on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holders and except to the extent the Company determines that modifications thereto are required under applicable law) substantially the “Plan of Distribution” attached hereto as Annex A.  Subject to the terms of this Agreement, the Company shall use its Reasonable Best Efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its Reasonable Best Efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is three years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(1) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b) Notwithstanding the foregoing, the Company may delay the filing of the Registration Statement for a period of up to forty-five (45) days if, in the Company’s good faith judgment, there has occurred or exists a Corporate Development. The Company shall give notice to the Holders of its determination to delay the filing of the Registration Statement and of the fact that the Corporate Development no longer exists, in each case, promptly after the occurrence thereof.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (excluding any document that would be incorporated or deemed incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act.  The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably and in good faith object, provided that the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of such documents.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any Corporate Development.

(d) Promptly deliver to each Holder, without charge, an electronic copy of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto.  Filing on the Commission's EDGAR system shall be deemed to satisfy such delivery requirement.  Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(e) Use Reasonable Best Efforts to register or qualify the resale of such Registrable Securities as required under applicable securities or Blue Sky laws of each State within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(f) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Warrant, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(g) Upon the occurrence of any event contemplated in Section 3(c), as promptly as reasonably possible, prepare a supplement or amendment including a post-effective amendment; to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with clauses (ii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, or the Company otherwise notifies the Holders of its election to suspend the availability of a Registration Statement and Prospectus pursuant to clause (vi) of Section 3(c), then the Holders shall suspend use of such Prospectus.  The Company will use its Reasonable Best Efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  In the case of suspension of the availability of a Registration Statement and Prospectus pursuant to clause (vi) of Section 3(c), the Company shall not be required to take such action until such time as it shall determine that the continued availability of the Registration Statement and Prospectus is no longer not in the best interests of the Company; provided, however, that the Company shall not be entitled to suspend the use of a Prospectus included in an effective Registration Statement pursuant to clause (vi) of Section 3(c) for an aggregate period in excess of ninety (90) days in any 12-month period.

(h) Comply with all applicable rules and regulations of the Commission.

(i) Use its Reasonable Best Efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(j) In connection with the filing of a Registration Statement or a supplement or amendment thereto, the Company may require each Holder to furnish to the Company a statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling Person thereof, within three Trading Days of the Company’s request.

4. Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Principal Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders )); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders; (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for (i) all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder and (ii) reasonable fees and expenses of one counsel to the Holders in connection with this Agreement.  In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Purchase Agreement, any legal fees or other costs of the Holders.

5. Indemnification

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii) through (vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 8(e).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon: (i) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii) through (vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 8(e).  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the expense of one such counsel for each Holder shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(e)) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and

Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Stand-Off Agreement.  Each Holder agrees that in the event the Company proposes to file a registration statement for an underwritten public offering of its securities, upon the request of the underwriters managing such public offering, such Holder will execute a customary lock-up agreement, whereby such Holder shall agree not to sell or otherwise dispose the Registrable Securities or other securities of the Company held by such Holder (other than as part of such registration) without the prior written consent of the underwriters for a period not to exceed ninety (90) days from the effective date of the registration; provided, however, that (a) all officers and directors of the Company and (b) stockholders holding in excess of 5% of the Common Stock of the Company,  enter into agreements that are no less restrictive in all material respects than the agreement required hereunder of the Holder.  Any Holder receiving any written notice from the Company regarding the Company’s plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any Person.

7. Reporting.

(a) Reports Under The Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company shall use reasonable efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) furnish to each Holder, so long as such Holder owns Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

(b) Rule 144A Information.  The Company shall, upon request of any Holder, make available to such Holder the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act.

8. Miscellaneous.

(a) Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of a majority of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions, hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(b) No Inconsistent Agreements.  Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement.  Except as and to the extent specified in Schedule 8(b) hereto, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied by the filing of a registration statement.

(c) No Piggyback on Registrations.  Except as and to the extent specified in Schedule 8(c) hereto, or as otherwise consented to in writing by Holders of a majority of the then outstanding Registrable Securities, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

(d) Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e) Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(c)(ii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(g), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of Registrable Securities hereunder shall be subject to the provisions of Section 3(g) hererof.

(f) Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 8(f) that are eligible for resale pursuant to Rule 144(b)(1) promulgated under the Securities Act.

(g) Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Warrant.

(h) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of Holders of a majority of the then-outstanding Registrable Securities.  Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Warrant.

(i) Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

(j) Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would  cause the application of laws of any jurisdictions other than those of the State of Delaware.  The jurisdiction provisions of Section 11.12 of the Purchase Agreement shall apply to this Agreement.

(k) Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, each Holder and the Company agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(m) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

BOTTOMLINE TECHNOLOGIES (DE), INC.

By:      /s/ Robert A. Eberle___________________
Name: Robert A. Eberle
Title:   President and CEO

HOLDER:

BANK OF AMERICA, N.A.

By:      /s/ Leonard Heckwolf
Name: Leonard Heckwolf
Title:   Senior Vice President

Plan of Distribution

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.  Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed the Company that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The Company is required to pay all fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Schedules

Schedule 8(b) – None.

Schedule 8(c) – None.